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                              OUTLOOK GROUP CORP.
                              -------------------
             EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON SHARE
             -----------------------------------------------------



                                        Three-Month Period Ended                  Six-Month Period Ended
                                      November 28,     November 29,             November 28,  November 29,
                                         1997             1996                     1997         1996
                                      -----------      -----------              -----------   -----------
Primary:
Weighted average
 shares outstanding                    4,656,338       4,649,382                4,654,487      4,649,382

Equivalent shares--
 dilutive stock options
 based on Treasury stock
 method using average
 market price . . . .                         --              --                       --             --
                                       ---------       ---------                ---------     ----------
                                       4,656,338       4,649,382                4,654,487      4,649,382
                                       =========       =========                =========     ==========
Net earnings(loss)from continuing
operations . . . . .                $    329,000    $   (393,000)             $   522,000    $  (472,000)

Net earnings (loss)
from discontinued
operations . . . . .                     (58,000)       (566,000)                  11,000       (925,000)
                                       ---------       ---------                ---------     ----------
Net earnings (loss)                 $    271,000    $   (959,000)             $   533,000    $(1,397,000)
                                       =========       =========                =========     ==========

Net earnings (loss) per share:
  - continuing                      $       0.07    $      (0.08)             $      0.11    $     (0.10)
  - discontinued                           (0.01)          (0.13)                    0.00          (0.20)
                                       ---------       ---------                ---------     ----------

Total:                              $       0.06    $      (0.21)             $      0.11    $     (0.30)
                                       =========       =========                =========     ===========



There is no significant difference between primary and fully diluted earnings per common share.